Exhibit 3

CERTIFICATE

The undersigned certifies that he is a duly designated and acting officer of AGL Resources Inc., a Georgia corporation (“AGLR”) and that:

AGLR's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended March 31, 2005 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

The names and addresses of such state utility commissions are:

Georgia Public Service Commission
244 Washington Street, SW
Atlanta, GA 30334

Virginia State Corporation Commission
1300 East Main Street
10th Floor
Richmond, VA 23219

Tennessee Regulatory Authority
460 James Robertson Parkway
Nashville, TN 37243

New Jersey Board of Public Utilities
Two Gateway Center
Newark, NJ 07102

Florida Public Service Commission
2540 Shumard Oak Blvd.
Tallahassee, FL 32399

IN WITNESS WHEREOF, I have hereunto set my hand as of the 3rd day of June, 2005.

/s/ Bryan E. Seas

Bryan E. Seas
Vice President and Controller
AGL Resources Inc.